POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John D. Johnson, T. F. Baker and Debra A. Thornton, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, of Harvest States Cooperatives, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

              Name                                    Title                              Date
              ----                                    -----                              ----
/s/John D. Johnson                      President and Chief Executive Officer       December 4, 1996
-------------------------------         (principal executive officer)
John D. Johnson

/s/T.F. Baker                           Group Vice President Finance                December 4, 1996
-------------------------------         (principal financial officer)
T. F. Baker

/s/John Schmitz                         Vice President Corporate Accounting         December 4, 1996
-------------------------------         (principal accounting officer)
John Schmitz

/s/Steven Burnet                        Chairman of the Board of Directors          December 4, 1996
-------------------------------
Steven Burnet

/s/Steve Carney                         Director                                    December 4, 1996
-------------------------------
Steve Carney

/s/Sheldon Haaland                      Director                                    December 4, 1996
-------------------------------
Sheldon Haaland

/s/Jerry C. Hasnedl                     Director                                    December 4, 1996
-------------------------------
Jerry C. Hasnedl

/s/Edward Hereford                      Director                                    December 4, 1996
-------------------------------
Edward Hereford

/s/Gerald Kuster                        Director                                    December 4, 1996
-------------------------------
Gerald Kuster

/s/Tyrone A. Moos                       Director                                    December 4, 1996
-------------------------------
Tyrone A. Moos

/s/Duane G. Risan                       Director                                    December 4, 1996
-------------------------------
Duane G. Risan

/s/William J. Zarak, Jr.                Director                                    December 4, 1996
-------------------------------
William J. Zarak, Jr.

/s/Edward Ellison                       Director                                    December 4, 1996
-------------------------------
Edward Ellison

/s/Leonard D. Larsen                    Director                                    December 4, 1996
-------------------------------
Leonard D. Larsen

/s/Duane Stenzel                        Director                                    December 4, 1996
-------------------------------
Duane Stenzel

/s/ Russell W. Twedt                    Director                                    December 4, 1996
-------------------------------
 Russell W. Twedt

/s/Merlin Van Walleghen                 Director                                    December 4, 1996
-------------------------------
Merlin Van Walleghen
